UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2019

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts 01851
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MTSI	Nasdaq Global Select Market

Explanatory Note
This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of MACOM Technology Solutions Holdings, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on March 5, 2019 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2019 Annual Meeting of Stockholders held on February 28, 2019 (the “Annual Meeting”). The purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers (“Say-On-Pay”). No other changes have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, in a non-binding, advisory vote on frequency of future Say-On-Pay votes held at the Annual Meeting, 30,726,476 votes were cast for one year, 53,935 votes were cast for two years, 25,430,969 votes were cast for three years, 1,067,412 votes abstained and there were 5,214,733 broker non-votes. The Company has considered the outcome of this advisory vote and has determined it will hold future Say-On-Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say-On-Pay votes. The next advisory vote on the frequency of Say-On-Pay votes is required to occur not later than the Company’s 2025 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: May 20, 2019	By:	/s/ Ambra R. Roth
Ambra R. Roth
Vice President, General Counsel and Secretary